Exhibit 99.1

Scottrade Financial

Carve-Out Combined Financial Statements as of

September 30, 2016 and for the Fiscal Year Ended

September 30, 2016 and Independent Auditors’

Report

SCOTTRADE FINANCIAL

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1-2

COMBINED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2016
AND FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2016:

Combined Balance Sheet	3

Combined Statement of Operations	4

Combined Statement of Comprehensive Loss	5

Combined Statement of Changes in Stockholder’s Equity	6

Combined Statement of Cash Flows	7

Notes to Combined Financial Statements	8-22

Deloitte & Touche LLP
Suite 300 100 South 4th Street
St. Louis, MO 63102-1821
USA

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Scottrade Financial Services, Inc.

We have audited the accompanying carved-out combined financial statements (the “combined financial statements”) of Scottrade Financial (the “Business”), which comprise the carved-out combined balance sheet as of September 30, 2016 and the related carved-out combined statement of operations, comprehensive loss, stockholders’ equity, and cash flows for the year end September 30, 2016, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Business’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Member of

Deloitte Touche Tohmatsu Limited

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Scottrade Financial as of September 30, 2016, and the results of its operations and its cash flows for September 30, 2016 year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

April 27, 2017

SCOTTRADE FINANCIAL
CARVE-OUT
COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(Dollars in thousands)

September 30,
2016
ASSETS
Cash and cash equivalents	$230,432
Cash and securities segregated under federal and other regulations	3,642,943
Securities purchased under agreements to resell	250,000
Receivables from brokers and dealers and clearing organizations	125,046
Receivables from customers (net of allowance for doubtful accounts of $1,845)	2,456,430
Deposits with clearing organizations	67,448
Accrued interest receivable	1,025
Property and capitalized software, at cost (net of accumulated depreciation and amortization of $247,478)	252,282
Other assets	67,400

$7,093,006

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to brokers and dealers and clearing organizations	$287,610
Payable to customers	5,694,873
Accrued distributions to stockholders	19,228
Notes payable	385,202
Accrued interest payable	5,104
Dividends and interest payable to customers	4,027
Other liabilities	132,092

Total liabilities	6,528,136

STOCKHOLDER’S EQUITY:
Net Parent Investment	564,863
Accumulated other comprehensive income	7

Total stockholders’ equity	564,870

TOTAL	$7,093,006

See notes to the combined financial statements.

SCOTTRADE FINANCIAL
CARVE-OUT
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2016
(Dollars in thousands)

2016
REVENUE:
Interest income	$292,919
Deposit fees from Scottrade Bank	102,693
Interest expense — interest on bank deposits and customer payables	(885)

Net interest income	394,727

NON-INTEREST INCOME:
Commissions	290,753
Unrealized loss on securities segregated under federal and other regulations, net	(4,623)
Realized gain on sale of securities	31
Administrative services provided to Scottrade Bank	28,931
Other income	121,622

Total non-interest income	436,714

TOTAL NET REVENUE	831,441

NON-INTEREST EXPENSE:
Salaries and employee benefits	376,794
Occupancy and equipment	154,979
Marketing	106,469
Data processing and communication	45,925
Clearing and servicing	13,529
Regulatory expense	4,257
Other expense	136,881

Total non-interest expense	838,834

Income before income tax expense	(7,393)

Income tax expense	741

NET LOSS	$(8,134)

See notes to the combined financial statements.

SCOTTRADE FINANCIAL
CARVE-OUT COMBINED STATEMENT OF COMPREHENSIVE LOSS
FOR THE YEAR ENDED SEPTEMBER 30, 2016
(Dollars in thousands)

2016
NET LOSS	$(8,134)
OTHER COMPREHENSIVE INCOME LOSS:
Net unrealized loss on available-for-sale securities arising during the period	(2)

Total other comprehensive loss	(2)

COMPREHENSIVE LOSS	$(8,136)

See notes to the combined financial statements.

SCOTTRADE FINANCIAL
CARVE-OUT COMBINED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEAR ENDED SEPTEMBER 30, 2016
(Dollars in thousands)

		Accumulated
		Other
	Net Parent	Comprehensive
	Investment	Income (Loss)	Total
BALANCE — October 1, 2015	$539,781	$9	$539,790
Dividends to parent	(49,042)	—	(49,042)
Contribution	94,116	—	94,116
Increase in distributions payable	(11,858)	—	(11,858)
Other comprehensive loss	—	(2)	(2)
Net loss	(8,134)	—	(8,134)

BALANCE — September 30, 2016	$564,863	$7	$564,870

See notes to the combined financial statements.

SCOTTRADE FINANCIAL
CARVE-OUT COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2016
(Dollars in thousands)

2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,134)
Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of investment securities	(31)
Depreciation and amortization	42,733
Amortization of premiums and discounts on securities and loans, net	9
Unrealized loss on securities segregated under federal and other regulations	4,623
Loss on disposal of property and capitalized software	220
Deferred compensation plan expense	12,279
Bad debt expense	1,569
Net change in operating assets/liabilities:
Cash and securities segregated under federal and other regulations	(874,998)
Securities purchased under agreements to resell	(250,000)
Receivables from brokers and dealers and clearing organizations	(61,261)
Receivables from customers	385,208
Deposits with clearing organizations	11,993
Accrued interest receivable	(405)
Other assets	53,819
Payable to customers	656,792
Payable to brokers and dealers and clearing organizations	(62,307)
Accrued interest payable	27
Dividends and interest payable to customers	(2,219)
Other liabilities	(25,801)

Net cash used in operating activities	(115,884)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of available-for-sale securities	5
Purchases of property and capitalized software	(94,601)

Net cash used in investing activities	(94,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(1,052)
Net decrease in short-term bank loans	(100,000)
Contribution	94,116
Cash dividends to parent	(49,042)

Net cash used in financing activities	(55,978)

DECREASE IN CASH AND CASH EQUIVALENTS	(266,458)
CASH AND CASH EQUIVALENTS — Beginning of period	496,890

CASH AND CASH EQUIVALENTS — End of period	$230,432

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$24,520

Cash paid during the year for income taxes, net of refunds	$553

See notes to the consolidated financial statements.

SCOTTRADE FINANCIAL

NOTES TO THE CARVE-OUT COMBINED FINANCIAL STATEMENTS AS OF

AND FOR THE YEAR ENDED SEPTEMBER 30, 2016

1.	DESCRIPTION OF BUSINESS

On October 24, 2016, Scottrade Financial Services, Inc. (“Parent”) entered into a merger agreement with TD Ameritrade Holding Corporation (“TD Ameritrade”) and TD Bank Group (“TD Bank”). Pursuant to the terms of the merger agreement, the sale of Scottrade Financial Services, Inc. will take place in two steps.

In the first step, TD Bank Group will purchase Scottrade Bank, a federal savings bank, for $1.3 billion in cash consideration. Then, immediately following that acquisition, TD Ameritrade will acquire Scottrade Financial Services, Inc. which will include Scottrade, Inc., a registered broker-dealer (“Scottrade”), Scottrade Investment Management, Inc. (“SIM”), and certain assets and liabilities including $63.5 million of fixed assets, $15.0 million of other assets and $4.1 million of other liabilities that will be sent via a distribution from Scottrade Bank for consideration of $4 billion, or $2.7 billion net of the proceeds from the sale of Scottrade Bank. The TD Ameritrade acquisition is subject to the TD Bank Group/Scottrade Bank transaction closing immediately prior as well as regulatory approvals and satisfaction of other customary closing conditions, and is expected to close in fiscal year 2017.

As TD Ameritrade is acquiring certain component businesses that do not represent substantially all of the assets and liabilities of the Parent, these carve-out combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of the Parent. Within these statements the “Company” refers to the carved-out entity, Scottrade Financial, that will be acquired by TD Ameritrade pursuant to the terms of the merger agreement.

Scottrade Financial Services, Inc. focuses on serving individual investors by providing value-driven trading and investing tools and services along with exceptional, localized customer service.

Scottrade Financial Services, Inc. was formed in 2007 to serve as the holding company for Scottrade, which was founded in 1980.

Scottrade Financial Services, Inc. has a wholly-owned subsidiary, SIM, which was formed in 2013. In May 2014, SIM satisfied registration requirements and became a registered investment advisor with the Securities Exchange Commission.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination — These combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Scottrade Financial Services, Inc. The combined financial statements reflect the balance sheet, results of operations and cash flows of Scottrade Financial as they were historically managed, in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The combined financial statements include certain assets and liabilities of the parent, the registered broker-dealer, Scottrade; SIM; and certain assets and liabilities that have historically been held by Scottrade Bank but are specifically identifiable or otherwise attributable to these combined financial statements. These financial statements are presented as if such businesses had been combined for the entire period presented.

The effects of intercompany transactions have been eliminated during the combination.

Use of Estimates — The preparation of combined financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value — Securities segregated under federal and other regulations are recorded on a trade-date basis and carried at fair value. Fair value is based on quoted market prices. The carrying amount of the Company’s notes payable approximates fair value because their fixed rates of interest represents approximate current rates available to the Company for debt with similar characteristics and maturities.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and highly liquid investments not held for segregation with original maturity dates of 90 days or less at the date of purchase. Fair value approximates the book value of cash and cash equivalents due to their highly liquid and short-term nature.

Securities Segregated — The Company’s securities segregated under federal and other regulations are recorded on a trade date basis and carried at fair value. Unrealized gains and losses are reflected in revenue. The Company invests in various debt securities, primarily U.S. government securities, bonds issued by government agencies and securities purchased under agreements to resell, in order to satisfy certain regulatory requirements (see Note 4).

Securities Purchased Under Agreements to Resell — The Company participates in short-term resale agreements collateralized by U.S. government obligations and U.S. government agency securities. These transactions are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be resold. It is the Company’s policy to have the underlying resale agreement collateral delivered to the Company or deposited in its accounts at its custodian banks. Collateral is valued daily, with additional collateral obtained to ensure full collateralization.

Securities Transactions — Deposits paid for securities borrowed and deposits received for securities loaned are recorded at the amount of cash collateral advanced or received. Deposits paid for securities borrowed transactions require the Company to deposit cash with the lender and are included in receivables from brokers and dealers and clearing organizations (see Note 7). With respect to deposits received for securities loaned, the Company receives collateral in the form of cash in an amount generally in excess of the market value of the securities loaned, which are included in payables to brokers and dealers, and clearing organizations (see Note 7). Interest income and interest expense are recorded on an accrual basis. The Company monitors the market value of the securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded, as necessary. The Company’s securities lending transactions are transacted under master agreements with other broker-dealers that may allow for net settlement in the ordinary course of business, as well as offsetting of all contracts with a given counterparty in the event of default by one of the parties. However, for financial statement purposes, the Company does not net balances related to securities lending transactions. Consequently, securities loaned and borrowed are presented gross on the Company’s combined balance sheets and included in receivables from brokers and dealers and clearing organizations and payables to brokers and dealers and clearing organizations, respectively. See Note 6 for the potential effect of rights of setoff associated with securities loaned and securities borrowed.

Customer securities transactions are recorded on settlement date. Receivables from and payables to customers include amounts related to both cash and margin transactions. Securities owned by customers are held as collateral for receivables. Such collateral is not reflected in the combined financial statements.

Receivables from/Payable to Customers — Customer receivables, primarily consisting of floating-rate loans collateralized by customer-owned securities, are charged interest at prevailing market rates on similar loans made throughout the industry. Customer receivables are net of an allowance for doubtful accounts that is primarily based on the amount of partially and fully unsecured loan balances. Customer payables and deposits are short-term in nature and pay interest at a fluctuating rate.

Commission Revenue — Commission revenue and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

Interest Income and Deposit Fees from Scottrade Bank — The Company earns interest revenue primarily on receivables from customers, loans, securities segregated, securities purchased under agreements to resell, cash and cash equivalents, and securities borrowed. Fees for customer deposits held in the Company’s Sweep Program (“SP”) are also included in interest income. The SP is a program offered by the Company to its eligible brokerage customers whereby customers’ uninvested cash is swept to FDIC insured accounts at depository institutions participating in the program. Interest revenue is recorded as earned. The Company accrues interest receivable for interest earned but not received.

Interest Expense — Interest expense is recognized as incurred on interest-bearing liabilities and customer credit balances.

Other Income – Other income consists of order flow revenue, mutual fund service fees and other fee revenue.

Other Expense – Other expense consists of interest expense on long term debt, consulting expense, service charges and miscellaneous expense.

Marketing – The Company expenses marketing costs as expenses are incurred.

Property and Capitalized Software — Property and equipment are carried at cost less accumulated depreciation and amortization. Land is recorded at cost. Depreciation for buildings is provided using the straight-line method over an estimated useful life of 30 or 39 years. Leasehold improvements are amortized over the lesser of the life of the lease or estimated useful life of the improvement. Furniture, fixtures and communications equipment are depreciated over five years using the straight-line method.

Capitalized software costs, including fees paid for services provided to develop the software and costs incurred to obtain the software and licensing fees, are amortized over three to five years. The costs of internally developed software that qualify for capitalization under internal-use software accounting guidance are included in capitalized software. Software development costs that do not meet capitalization criteria are expensed as incurred.

Income Taxes — Since the Parent is an S-Corp and these combined statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of the parent, the Company is generally not subject to corporate income taxes. As a result, the Company’s taxable income or losses and related taxes are the personal responsibility of the stockholders of the Company. Accrued distributions to stockholders represent quarterly distributions the Company will pay to stockholders of the Company in order to provide for the stockholders’ personal tax liability resulting from their portion of the Company’s taxable income. Scottrade operates in certain states that do not recognize the S-Corp status, and therefore, a liability for income taxes is included in other liabilities on the Company’s combined balance sheets. As of September 30, 2016 the liability for income taxes was immaterial. In addition, the Company is required to maintain a deposit with the Internal Revenue Service as a result of electing September 30 as its year-end for tax purposes. As of September 30, 2016 the Company had a deposit of $18.6 million with the Internal Revenue Service which is included in other assets on the Company’s combined balance sheets.

Recent Accounting Standards — In May 2014, the FASB issued Accounting Standards Update No. 2014-09 – ASC 606 - Revenue from Contracts with Customers. The objective of the new standard is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that will be applied to determine the measurement of revenue and timing of when it is recognized. In August 2015, the FASB issued Accounting Standards Update No. 2015-14 – ASC 606 - Revenue from Contracts with Customers Deferral of the Effective Date which defers the required adoption of the new standard by the Company until October 1, 2018. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-11 - Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. The amendments will require entities to account for repurchase-to-maturity transactions and linked repurchase financings as secured borrowings, which is consistent with the accounting for other repurchase agreements. The new accounting requirements did not result in any accounting changes. The amendments also require new disclosures, including information regarding collateral pledged in securities lending transactions and similar transactions that are accounted for as secured borrowings. The accounting changes and the new disclosures related to collateral pledged in transactions that are accounted for as secured borrowings are effective for the annual period beginning after December 15, 2014. The Company’s disclosures in Note 6 reflect the adoption of this amended disclosure guidance.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03 – Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The objective of the new guidance is to simplify the presentation of debt issuance costs. The new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The standard takes effect for financial statements for fiscal years beginning after December 15, 2015. The Company does not expect the standard will have a material impact on its combined financial statements.

In April 2015, the FASB issued ASU 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40),” which provides new guidance that clarifies customer’s accounting for fees paid in a cloud computing arrangement. Under the new guidance, if a cloud computing arrangement includes a software license, the customer shall account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the cloud computing arrangement does not include a software license, the customer shall account for the arrangement as a service contract. The guidance will become effective for annual periods beginning after December 31, 2015. The Company does not expect the standard will have a material impact on its combined financial statements.

In January 2016, the FASB issued Accounting Standards Update No. 2016-01 – Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment will require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation) to be measured at fair value with changes in fair value recognized in net income. Additionally, the impairment model for equity investments will become a single-step model in which an entity will be required to perform a qualitative assessment each reporting period to identify impairment. When impairment exists, the entity will recognize an impairment loss equal to the difference between the fair value and the carrying amount of the equity investment. The amendment also allows entities that are not public business entities to no longer disclose the fair value of financial instruments that are carried at amortized cost. The accounting changes are effective for fiscal periods beginning after December 15, 2017. The new disclosure updates may be early adopted and applied to any period in which financial statements have not been issued. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 – Leases. The amendment will require lessees to recognize a right-of-use asset and lease liability for nearly all of their leases (other than leases that meet the definition of a short-term lease). The value of the asset and liability will be based on the present value of lease payments. The amendment also requires certain disclosures, including significant judgments made by management. The accounting changes are effective for fiscal periods beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 – Financial Instruments – Credit Losses. The amendment introduces new guidance for recognizing impairment of financial instruments including loans and leases, held-to-maturity debt securities, and loan commitments. The new guidance will require estimating expected credit losses over the remaining life of an instrument or a portfolio of instruments with similar risk characteristics based on relevant information about past events, current conditions and reasonable forecasts. The initial estimate of and the subsequent changes in expected credit losses will be recognized as credit loss expense through current earnings and will be reflected as an allowance for credit losses offsetting the carrying value of the financial instrument(s) on the balance sheet. The accounting changes are effective for fiscal periods beginning after December 15, 2019. The Company is currently evaluating the impact this standard will have on its combined financial statements.

3.	DEFERRED COMPENSATION PLAN

The Company has a deferred compensation plan (“the Plan”) for certain employees, and other plans for certain employees. The Plan calls for yearly amounts to be credited to the Plan based upon pre-tax income for each year ending December 31, as defined by the Plan. Employees vest in each year’s amount over a three-year period. Employees receive all of the vested amount in cash. As of September 30, 2016, the Company recorded a liability in other liabilities on the combined balance sheet of $7.7 million relating to the Plan. For the year ended September 30, 2016 the Company expensed $12.3 million related to these plans which is included in salaries and employee benefits on the combined statement of operations. As of September 30, 2016, there was $32.3 million of unrecognized compensation cost related to unvested compensation. This cost is expected to be recognized over a weighted-average period of 3.9 years as of September 30, 2016.

4.	CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

At September 30, 2016, cash of $1.4 billion and U.S. government obligations and U.S. government agency securities with a fair value of $1.6 billion and securities purchased under agreements to resell of $0.6 billion have been segregated in a special reserve bank account for the exclusive benefit of customers pursuant to Rule 15c3-3 under the Securities Exchange Act of 1934 “Exchange Act”. The U.S. government obligations and U.S. government agency securities are categorized as trading securities; therefore, any unrealized gains or losses are included in unrealized loss on securities segregated under federal and other regulations, net on the combined statement of operations.

5.	FAIR VALUE MEASUREMENT

The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale at the measurement date. The fair value of a liability is the amount at which that liability could be incurred or settled in a current transaction between willing parties, other than in a forced or liquidation sale at the measurement date.

Fair values are based on quoted market prices when available. When market prices are not available, fair value is generally estimated incorporating current market inputs for similar financial instruments with comparable terms and credit quality (matrix pricing). In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models, and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment, which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model, or input used.

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by ASC 820: Fair Value Measurements. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1 — Inputs represent unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Values for agency bonds are primarily derived from an independent third party that uses other inputs that are observable and corroborated by market data. These inputs generally include market interest rates and volatilities, credit spreads and yield curves. Values for foreclosed assets held for sale are primarily derived from an independent third party that uses other inputs that are observable and corroborated by market data.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and are significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Financial Assets Measured at Fair Value on a Recurring Basis — The following table provides information as of September 30, 2016 about the Company’s financial assets measured at fair value on a recurring basis (dollars in thousands):

September 30, 2016	Level 1	Level 2	Level 3	Total
U.S. government obligations and government agencies	$362,203	$1,209,617	$—	$1,571,820
Common stock	654	—	—	654
Money market fund	104	—	—	104

Total	$362,961	$1,209,617	$—	$1,572,578

As of September 30, 2016 the Company had U.S. government obligations and U.S. government agency securities of $1.6 billion. These amounts are included in cash and securities segregated under federal and other regulations and receivables from brokers and dealers and clearing organizations on the combined balance sheets. Common stock and money market funds are included in other assets on the combined balance sheets.

Level 1 Financial Assets — Level 1 assets are principally comprised of U.S. government obligations with a smaller portion being invested in marketable equity securities. Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 Financial Assets — The Company classifies investment securities as Level 2 financial assets. Level 2 assets are comprised of foreclosed assets held for sale, net, and U.S. government agency securities segregated under federal and other regulations. Agency securities are priced by outside third party vendors that follow transactions in these asset classes. Evaluations are performed based on market data that utilize evaluated pricing models that vary by asset class and incorporate available trade, bid and other market information.

Fair value of foreclosed assets held for sale is based on market prices determined by appraisals less discounts for costs to sell

Level 3 Financial Assets —The Company maintained no assets that it would classify as Level 3 during the year ended September 30, 2016.

There were no transfers of assets between levels for the year ended September 30, 2016.

Cash and cash equivalents, securities purchased under agreements to resell, receivables from/payables to brokers, dealers and clearing organizations, receivables from/payables to customers, other receivables, other liabilities and accounts payable and accrued liabilities are carried at amounts that approximate fair value.

6.	OFFSETTING ASSETS AND LIABILITIES

Substantially all of the Company’s securities borrowing, securities lending and securities purchased under agreements to resell activities are transacted under master agreements that may allow for net settlement in the ordinary course of business, as well as offsetting of all contracts with a given counterparty in the event of default by one of the parties. However, for financial statement purposes, the Company does not net balances related to these financial instruments.

The following table presents information about the potential effect of rights of setoff associated with the Company’s recognized assets and liabilities as of September 30, 2016 (dollars in thousands):

September 30, 2016

				Gross Amounts not Offset in the Balance Sheet
	Gross Amounts of Recognized Assets and Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amounts Presented in the Balance Sheet	Financial Instruments	Collateral Received	Net Amount
Assets:
Securities borrowed (1)	$113,760	$—	$113,760	$(40,456)	$(71,230)	$2,074
Securities purchased under agreements to resell (3)	$803,359	$—	$803,359	$—	$(803,359)	$—

Total	$917,119	$—	$917,119	$(40,456)	$(874,589)	$2,074

Liabilities:
Securities loaned (2)	$270,835	$—	$270,835	$(40,456)	$(213,889)	$16,490

Total	$270,835	$—	$270,835	$(40,456)	$(213,889)	$16,490

(1)	Included in receivables from brokers and dealers and clearing organizations on the combined balance sheet.
(2)	Included in payables to brokers and dealers and clearing organizations on the combined balance sheet
(3)	$553.4 million of this balance is included in cash and securities segregated under federal and other regulation on the combined balance sheet. The remainder is included in securities purchased under agreements to resell.

Securities purchased under agreements to resell — The Company enters into short-term, usually 90 days or less, collateralized reverse repurchase agreements which could result in losses in the event the counterparty fails to purchase the securities held as collateral and the fair value of the securities declines. To mitigate this risk, the Company requires that the counterparty deliver securities to the Company or its custodian, to be held as collateral, with a fair value in excess of the resale price. The Company also sets standards for the credit quality of the counterparty, monitors the fair value of the underlying securities as compared to the related receivable, including accrued interest, and requires additional collateral where deemed appropriate. At September 30, 2016, the fair value of collateral received in connection with reverse repurchase agreements was $819.3 million.

Securities lending — The Company loans client securities temporarily to other brokers in connection with its securities lending activities and receives cash as collateral for the securities loaned. Securities lending transactions have overnight or continuous remaining contractual maturities. Increases in security prices may cause the fair value of the securities loaned to exceed the amount of cash received as collateral. In the event the counterparty to these transactions does not return the loaned securities or provide additional cash collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its client obligations. The Company mitigates this risk by requiring credit approvals for counterparties, monitoring the fair value of securities loaned, and requiring additional cash as collateral when necessary. The fair value of client securities pledged in securities lending transactions to other broker-dealers was $251.8 million at September 30, 2016.

7.	RECEIVABLES FROM AND PAYABLES TO BROKERS AND DEALERS AND CLEARING ORGANIZATIONS

Amounts receivable from and payable to brokers and dealers and clearing organizations at September 30, 2016, consist of the following (dollars in thousands):

	2016
	Receivable	Payable
Securities borrowed/loaned	$113,760	$270,835
Securities failed-to-deliver/receive	2,167	3,729
Receivables from/payables to clearing organizations	9,119	13,046

Total	$125,046	$287,610

In addition to the amounts above, Scottrade also maintains deposits at various clearing organizations. At September 30, 2016 the amounts held on deposit at clearing organizations totaled $67.4 million. The balance was comprised of $58.4 million in cash and $9.0 million of U.S. government obligations. These amounts are included in deposits with clearing organizations on the combined balance sheets.

8.	PROPERTY AND CAPITALIZED SOFTWARE

Property and capitalized software, which is recorded at cost at September 30, 2016 consists of the following (dollars in thousands):

2016
Land	$19,525
Building and leasehold improvements	196,089
Equipment	110,198
Software	149,408
Furniture and fixtures	24,540

499,760
Less: Accumulated depreciation and amortization	(247,478)

Total	$252,282

Total depreciation and amortization expense on property and capitalized software for the year ended September 30, 2016 was $42.7 million, and is included in occupancy and equipment on the combined statement of operations.

9.	FINANCING ARRANGEMENTS

On April 1, 2004, Scottrade borrowed $19.7 million in the form of a note payable that will mature on March 1, 2024. The note payable bears a fixed interest rate of 6.18% per annum with principal and interest payments made monthly. The note payable is secured by one of Scottrade’s buildings and represents a sole recourse obligation. The balance of the note at September 30, 2016 was $10.2 million and is included in notes payable on the combined balance sheet.

On July 11, 2011, the Company issued $375.0 million of long-term debt that will mature on July 11, 2021. The note bears interest at a fixed annual interest rate of 6.125% with interest payments made semi-annually. The note is unsecured. The balance of the note at September 30, 2016 was $375.0 million and is included in notes payable on the combined balance sheet.

The schedule of principal payments for the fiscal year ending September 30 on the notes payable is as follows (dollars in thousands):

2017	$1,119
2018	1,190
2019	1,266
2020	1,347
2021	376,432
2022 and after	3,848

Total	$385,202

The Company’s total interest expense on the notes payable for the year ended September 30, 2016 was $23.6 million and is recorded in other expense on the combined statement of operations.

In conjunction with these financing arrangements, the Parent and Scottrade must comply with certain covenants. The Parent and Scottrade were in compliance with all such covenants as of and during the year ended September 30, 2016.

10.	SHORT-TERM FUNDING AND LIQUIDITY RISK

The Company finances its receivables from customers with customer free credit balances. The Company pays interest on such customer credit balances at tiered rates depending on the balance in the customer’s account. At September 30, 2016 each tier’s interest rate was 0.01%.

The Company from time to time enters into certain financing arrangements in order to manage short-term liquidity risk, such as funding daily net National Securities Clearing Corporation and Depository Trust & Clearing Corporation trading settlement transactions, and related deposit requirements. The Company entered into a Fourth Amendment to the Fourth Amended and Restated Loan Agreement dated February 18, 2016 with a group of banks for revolving credit facilities consisting of an unsecured revolving credit line and a secured revolving credit line (collectively the “Facility”). The Facility provides for unsecured borrowings for a maximum of five days at which time the unsecured loan matures and must be paid down or refinanced with proceeds from a loan under the secured line, for which the Company must pledge sufficient collateral. In accordance with the terms of the Facility, the Company can borrow up to $300.0 million.

The borrowings from the unsecured revolving credit line bear interest at an annual rate equal to the adjusted daily LIBOR plus 1.30%. Borrowings from the secured revolving credit line bear interest at an annual rate equal to the adjusted daily LIBOR plus 1.20%. As of September 30, 2016 there were no outstanding unsecured borrowings under the Facility and no secured borrowings

The terms of the Facility require the Parent and Scottrade to comply with certain covenants and conditions, including minimum tangible net worth covenants, a maximum leverage ratio and minimum excess regulatory capital. The Company and Scottrade were in compliance with all such covenants and conditions as of and during the year ended September 30, 2016.

In addition to the Facility, Scottrade maintains separate lines of credit with certain lenders whereby it can borrow up to a maximum of $200.0 million secured by pledged excess customer securities. These lines of credit are not subject to any facility fees and bear market-based variable interest rates. At September 30, 2016 no amounts were outstanding under these lines of credit.

As mentioned above, at September 30, 2016, the Company had both secured and unsecured lines of credit that provided for available borrowings in the aggregate of up to $500 million. The Company incurred an immaterial amount of interest expense during the year ended September 30, 2016 relating to such lines of credit. Average borrowings on these lines of credit during the year ended September 30, 2016 were $0.6 million.

11.	COMMITMENTS AND CONTINGENCIES

The Company has long-term operating leases for computer equipment and office space, including an office facility which Scottrade leases from one of the Parent’s stockholders. Minimum rental commitments under all noncancelable leases and other firm commitments, some of which contain renewal options and escalation clauses, are as follows (dollars in thousands):

Periods Ending
September 30
2017	$39,713
2018	30,760
2019	16,932
2020	8,930
2021	6,161
2022 and after	7,227

Total	$109,723

Rental expense under all operating leases and service agreements was $50.8 million for the year ended September 30, 2016 and is included in occupancy and equipment expense on the combined statement of operations.

Scottrade provides guarantees to securities clearing houses and exchanges under their standard membership agreements, which require members to guarantee the performance of other members. Under these agreements, if a member becomes unable to satisfy its obligations to the clearing houses and exchanges, all other members would be required to meet any shortfall. Scottrade’s liability under these agreements is not quantifiable and may exceed the cash and securities it has posted as collateral. Management estimates that the potential requirement for Scottrade to make payments under these agreements is remote. Accordingly, no liability has been recognized for these transactions.

The Company is involved, from time to time, in litigation, examinations and proceedings brought by various entities including, without limitation, governmental and self-regulatory agencies, certain of which may result in adverse judgments, fines or penalties. While results of legal proceedings, examinations and proceedings brought by various entities including, without limitation, governmental and self-regulatory agencies or the results of judgments, fines or penalties cannot be predicted with certainty, management, after consultation with counsel, believes, based on currently known facts, that resolution of all such matters are not expected to have a material effect on the combined financial statements.

12.	CREDIT RISK

Scottrade’s customer securities activities involve the execution, settlement and financing of various transactions on behalf of its customers. Customer activities are transacted on either a cash or margin basis and are recorded on a settlement date basis. Scottrade’s exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets, which may impair the customers’ ability to satisfy their obligations to Scottrade. Scottrade monitors exposure to industry sectors and individual securities and performs analysis on a regular basis in connection with its margin lending activities. Scottrade also monitors required margin levels, and customers are required to deposit additional collateral, or reduce positions, when necessary.

Scottrade borrows and loans securities from/to other brokers and dealers on a temporary basis in connection with its brokerage business. Scottrade receives cash collateral for securities loaned and deposits cash collateral for securities borrowed. In the event a counterparty to these transactions does not return loaned securities or deposited cash, Scottrade may be exposed to the risk of acquiring (in securities loaned transactions) or selling (in securities borrowed transactions) securities at prevailing market prices in order to satisfy its client obligations. Scottrade mitigates the risks associated with securities lending and borrowing by requiring credit approvals for counterparties, monitoring the market value of securities loaned and collateral values for securities borrowed on a daily basis and requiring additional cash collateral for securities loaned or return of cash collateral for securities borrowed, as necessary.

The Company participates in securities purchases under agreements to resell transactions. These are short-term resale agreements collateralized by U.S. government obligations and U.S. government agency securities. These transactions could result in losses in the event the counterparty fails to purchase the securities held as collateral and the fair value of the securities declines. To mitigate this risk, the Company requires that the counterparty deliver securities to the Company or its custodian, to be held as collateral, with a fair value in excess of the resale price. The Company also sets standards for the credit quality of the counterparty, monitors the fair value of the underlying securities as compared to the related receivable, including accrued interest, and requires additional collateral where deemed appropriate.

At September 30, 2016, excess customer margin securities of $3.4 billion and stock borrowings of $113.8 million were available to Scottrade to utilize as collateral on various borrowings or for other purposes including securities lending. Scottrade had utilized a portion of these available securities as collateral for Options Clearing Corporation margin requirements and stock loan/hedge requirements, brokerage customer short sales and securities lending transactions totaling $622.1 million and as of September 30, 2016. At September 30, 2016 no securities were pledged as collateral on short-term bank loans.

13.	EMPLOYEE SAVINGS PLAN

The Company sponsors a 401(k) savings plan (the “Plan”) covering substantially all employees of the Company. Company contributions are made at the discretion of the Company. The Company expensed $10.9 million of matching contributions during the year ended September 30, 2016.

14.	RELATED-PARTY TRANSACTIONS

As of September 30, 2016 the Company had $9.7 million of receivables due from officers and directors of the Parent included in receivables from customers on the combined balance sheet, which are fully secured margin loans subject to the same terms as Scottrade’s customers. As of September 30, 2016 officers and directors of the Parent had cash balances of $25.2 million which are included in payables to customers on the combined balance sheet.

As of September 30, 2016, the Company had $14.5 billion on deposit at Scottrade Bank, an affiliate of the Company, on behalf of its customers through the SP. The Company received $102.7 million in deposit fees from Scottrade Bank during the year ended September 30, 2016, as presented on the statement of operations.

The Company has receivables and payables from Scottrade Bank related to the movement of customer money on a one day lag. At September 30, 2016, the Company had $0.4 million and $1.7 million in receivables from and payables to Scottrade Bank, respectively. These amounts are included in other assets and other liabilities, respectively, on the Company’s balance sheet.

The Company provides various administrative and technology services to Scottrade Bank. Revenue from these services for the year ended September 30, 2016 totaled $28.9 million as presented on the statement of operations.

During the year ended September 30, 2016 Scottrade Bank paid the Parent dividends of $94.1 million.

15.	REGULATORY REQUIREMENTS

Registered Broker-Dealer — Scottrade is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934 that requires the maintenance of minimum net capital of not less than 2% of aggregate debit items arising from customer transactions or $250,000, whichever is greater. Rule 15c3-1 also states that equity capital may not be withdrawn or distributions paid to the Holding Company if Scottrade’s net capital is less than 5% of such items.

Net Capital (as defined in Rule 15c3-1) and net capital requirements for Scottrade at September 30, 2016 is presented in the table below (dollars in millions):

	Net Capital	Minimum Required Net Capital	2% of Aggregate Debit Balances	Net Capital in Excess of Required Net Capital
September 30, 2016	$265.1	$0.25	$53.1	$212.0

16.	SUBSEQUENT EVENTS

On October 24, 2016, Scottrade Financial Services, Inc. (“Parent”) entered into a merger agreement with TD Ameritrade Holding Corporation (“TD Ameritrade”) and TD Bank Group (“TD Bank”). Pursuant to the terms of the merger agreement, the sale of Scottrade Financial Services, Inc. will take place in two steps.

In the first step, TD Bank Group will purchase Scottrade Bank, a federal savings bank, for $1.3 billion in cash consideration. Then, immediately following that acquisition, TD Ameritrade will acquire Scottrade Financial Services, Inc. which will include Scottrade, Inc., a registered broker-dealer (“Scottrade”), Scottrade Investment Management, Inc. (“SIM”), and certain assets and liabilities including $63.5 million of fixed assets, $15.0 million of other assets and $4.1 million of other liabilities that will be sent via a distribution from Scottrade Bank for consideration of $4 billion, or $2.7 billion net of the proceeds from the sale of Scottrade Bank. The TD Ameritrade acquisition is subject to the TD Bank Group/Scottrade Bank transaction closing immediately prior as well as regulatory approvals and satisfaction of other customary closing conditions, and is expected to close in fiscal year 2017.

The Company determined there were no additional subsequent events that would require disclosure or adjustments to the accompanying financial statements through the date the financial statements were issued.

* * * * * *